CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated May 31, 2002 on the financial statements and financial highlights of Pzena Focused Value Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2002 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.





                                                         /s/TAIT, WELLER & BAKER
                                                         -----------------------

Philadelphia, Pennsylvania
September 3, 2002